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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The MainStay Funds and to the use of our report dated August 9, 2007 on the financial statements and financial highlights of McMorgan Equity Investment Fund. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders which is incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

                                                        TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 5, 2007